                                                                    EXHIBIT 4.15


                     SUPPLEMENT NO. 1 TO SECURITY AGREEMENT

         This SUPPLEMENT NO. 1 TO SECURITY AGREEMENT (this "Supplement"), dated as of March 9, 2001, is made by ADVANCED SEMICONDUCTOR MATERIALS (NETHERLANDS ANTILLES) N.V., a company duly organized and existing under the laws of the Netherlands Antilles (the "Grantor"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, a bank organized and validly existing under the laws of Canada, acting through its New York agency (the "Lender").



                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of July 6, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among ASM International N.V., a company duly organized and existing under the laws of the Netherlands (the "Borrower"), the Grantor, as a Guarantor, and the Lender, the Lender has extended Commitments to make Loans to the Borrower;

         WHEREAS, pursuant to Section 7.01(i) of the Credit Agreement, the Grantor executed and delivered a Security Agreement, dated as of July 6, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), in favor of the Lender;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Supplement; and

         WHEREAS, it is in the best interests of the Grantor to execute this Supplement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lender pursuant to the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of the Lender, as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.2. U.C.C. Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Supplement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                   AMENDMENTS

         SECTION 2.1. Schedule 1. Schedule 1 to the Security Agreement shall be amended in its entirety to read as Schedule 1 hereto.

                                  ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1. Effective Date. The amendment set forth in Section 2.1 shall become effective as of the date hereof upon the execution and delivery of this Supplement by the Grantor and the Lender.

         SECTION 3.2. Security Agreement. Except as provided herein, the Security Agreement shall remain unchanged and in full force and effect.

         SECTION 3.3. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

         SECTION 3.4. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE INTERNAL LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                   ADVANCED SEMICONDUCTOR MATERIALS
                                   (NETHERLANDS ANTILLES) N.V.
                                        as Grantor


                                   By
                                     -------------------------------
                                        Robert L. de Bakker
                                        Attorney-in-fact



                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                        Acting through its New York agency,
                                        as Lender



                                   By
                                     --------------------------------------
                                        Paul Flynn
                                        Assistant General Manager

                                                                      SCHEDULE I
                                                           to Security Agreement

INITIAL ASM PACIFIC SHARES


          Certificate
          Number                      Date                                      Shares

            74300                     Oct. 1, 1990                              4,750,000
           274820                     Dec. 5, 1995                             10,000,000
           274821                     Dec. 5, 1995                             10,000,000
           274822                     Dec. 5, 1995                             10,000,000
           274823                     Dec. 5, 1995                             10,000,000
           274824                     Dec. 5, 1995                             10,000,000
           274825                     Dec. 5, 1995                             10,000,000
           274826                     Dec. 5, 1995                             10,000,000
           274827                     Dec. 5, 1995                             10,000,000
           274828                     Dec. 5, 1995                             10,000,000
           274829                     Dec. 5, 1995                             10,000,000
           274830                     Dec. 5, 1995                             10,000,000
           274831                     Dec. 5, 1995                             10,000,000
           278008 to 278132*          May 12, 1998                                250,000
       Total number of shares                                                 125,000,000

------------------
*Each certificate represents 2,000 shares.

                                                                      SCHEDULE I
                                                           to Security Agreement
                                                                          Page 2

ADDITIONAL ASM PACIFIC SHARES


       Certificate
       Number                       Date                              Number of Shares

       167191                       May 1, 1991                            1,250,000
       199996                       Apr. 7, 1992                           3,600,000
       274819                       Dec. 5, 1995                           6,500,000
       274832                       Dec. 5, 1995                          10,000,000
       274833                       Dec. 5, 1995                          10,000,000
       274834                       Dec. 5, 1995                          10,000,000
       274835                       Dec. 5, 1995                          10,000,000
       274836                       Dec. 5, 1995                          10,000,000
       278133 to 279222*            May 12, 1998                           2,180,000
       297625                       Aug.  4, 2000                            500,000
       297635                       Aug.  8, 2000                            652,000
       301082                       Dec. 27, 2000                         17,745,500
       Total number of shares                                             82,427,500

------------------
*Each certificate represents 2,000 shares.